PRIVATE & CONFIDENTIAL

ADVISORY AGREEMENT FOR MANAGEMENT CONSULTING

THIS ADVISORY AGREEMENT FOR MANAGEMENT CONSULTING (this "**Agreement**") is made and entered into as of January 30th, 2018 (the "**Effective Date**"), by and between Sunstock, Inc., whose business address is 111 Vista Creek Circle, Sacramento, CA 95835 (the "**Company**") and Digital Arts Media Network, Inc., a Colorado corporation, whose business address is 3265 Johnson Avenue, Suite 213, Riverdale, NY 10463 (the "**PAI**"). (The Company and the PAI may hereinafter be collectively referred to as the "**Parties**" or individually as the "**Party**")

WHEREAS, PAI is in the business of assisting companies with strategic business development, capital sourcing and market development management services; and

WHEREAS, Company desires PAI to provide its services to the Company for the purpose assisting the Company with strategizing, developing and executing viable plans to secure investment interest from both private investors and the public markets; and

WHEREAS, the parties agree, after having a complete understanding of the services desired and the services to be provided, that the Company desires to retain PAI to provide such assistance through its services for the Company, and PAI is willing to provide such services to the Company; and

WHEREAS, it is the intention of the parties hereto that this Agreement shall qualify as a transaction exempt from registration or qualification under the Unites Securities Act of 1933, as amended (the "**Securities Act**").

NOW THEREFORE, in consideration of the premises and mutual covenants contained hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties intending to be legally bound hereby, agree as follows:

1. DUTIES AND SERVICES.

The Company hereby engages PAI to provide and execute on one or more business plans, organizing, and in some instances sub-contracting third-parties to develop business strategies, source investor interest and manage various investor and public relations services as agreed by the parties. A further description of the services which may be provided to the Company is attached hereto as Addendum A and included herein as if fully set out (the "**Services**").

2. STATUS OF PAI.

PAI shall remain an independent contractor whereby nothing in this Agreement shall be construed to create an employer-employee relationship between the parties. The Company acknowledges that PAI is not a lawyer or licensed investment advisor. As such, the Company expressly acknowledges that PAI will not offer legal counsel or investment advisory services. PAI and any agents or employees of PAI shall not act as an officer or employee to the Company.

3. USE OF EMPLOYEES, CONTRACTORS OR SUBCONTRACTORS.

PAI may use any employees or subcontractors as PAI deems necessary to perform the services required of PAI by this Agreement at the sole expense of PAI. However, in the PAI's sole discretion, on the Company's behalf, subcontract third-party(ies) which may provide services directly to the Company and to the Company's direct benefit, upon Company's prior written consent approving such cost, PAI may negotiate with such subcontractors for the performance of services to be provided to the Company's at the Company's expense.

4. PAI'S QUALIFICATIONS.

PAI represents and warrants to the Company that PAI, independently or via its strategic partnerships and/or other business and professional relationships, has the qualifications and skills necessary to perform the services under this Agreement in a competent and professional manner; and, is able to fulfill the requirements of this Agreement. PAI shall comply with all applicable federal, state and local laws in the performance of its obligations hereunder, and all materials used by PAI in fulfilling its obligations under this Agreement shall not infringe upon any third-party copyright, patent, trade secret or other proprietary right.

5. EXCULSIVITY.

During such time that this Agreement is in full force and effect, PAI shall have the right to initiate, continue and conduct negotiations or other discussions on behalf of the Company and to serve as the Company's lead management consultant. Notwithstanding the foregoing, both parties acknowledge and understand that the Company is not, at any time, precluded from sourcing and/or securing investments or capital resources.

6. NON-CIRCUMVENTION.

PAI considers its methods, sources, affiliates, associates and other professional service providers a valuable asset. The PAI's assets have been developed at considerable cost, time, effort and resources, and as such are fundamental to PAI's livelihood and future. Accordingly, the Company agrees not to make direct or indirect contact with any of PAI's sources or utilize and/or adopt PAI's business strategies and/or methods except through PAI or with written consent from PAI. The Company further agrees not to disclose PAI's sources or methods to any third party. PAI shall retain ownership of all referrals and the Company cannot deal directly with any such referred company, without the written consent of PAI. In case of circumvention, the Company agrees and guarantees that they will pay a legal monetary penalty that is equal to the fees it would have realized in such transactions. Company agrees not to directly or indirectly contact, deal with transact, or otherwise be involved with any corporation, partnership, proprietorships, trust, individuals, or other entities introduced by either Party without the specific written permission of the introducing Party. The Company hereby irrevocably agrees not to circumvent, avoid, bypass, or obviate, directly or indirectly, the intent of this Agreement. Nothing herein shall limit the PAI's right to pursue actual damages for a breach of this Section 6, and the PAI shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

7. NO OBLIGATION TO ACCEPT PAI'S ADVICE.

Company shall not be obligated to accept or implement any business strategy that may be presented to it by PAI, and PAI shall have limited authority to make representations on behalf of Company without the Company's prior and expressed consent. However, while PAI may not under any circumstance bind Company in any manner whatsoever, the PAI may in principle enter into contractual discussions and negotiations on the Company's behalf and at the Company's request. If Company does elect, adopt, and employ any strategy, business plan, acquisition, merger, partnership, financing plan or development introduced to it by PAI, the final terms of implementation shall be fully subject to negotiation and consummation by Company.

8. TERM AND TERMINATION.

This Agreement shall commence on the Effective Date set forth above and shall continue for one (1) year from the Effective Date (the "**Term**"). This Agreement may be terminated "without cause," for any reason, by the Company or the PAI either (a) within the first ninety (90) days from the Effective Date

or modified in its terms, conditions and compensation as both parties agree to in writing; or (b) the other party is the subject of liquidation, insolvency, bankruptcy or a similar proceeding (provided that in the case of any involuntary proceeding, such proceeding is not dismissed within ninety (90) days of filing). Termination "without cause" shall not affect any vested interest or earned compensation. The proposed Term and service set forth in this Agreement are based on the information made available to PAI about the Company. Accordingly, PAI, in its sole discretion, shall have the right to terminate the Agreement or indefinitely postpone the Agreement, at any time PAI determines that (a) there are any unanticipated delays on the part of the Company in proceeding with the development and implementation of the Company's business model; (b) a material adverse change in the business, condition (financial or other), results of operations or prospects of the Company; (c) material information relating to the Company is found to result in unfavorable facts currently unknown to PAI or the Company fails to comply with any and all applicable laws and regulations; (d) the results of any due diligence investigation of the Company's current business and legal affairs by PAI are not satisfactory to PAI in PAI's sole discretion; or (e) there is any other event of general consequence that in PAI's sole discretion, would adversely affect the overall efforts of this Agreement or future transactions for wither party.

Notwithstanding any termination of this Agreement, the Company shall (a) remain obligated to pay for any compensation earned and expenses incurred by PAI through the date of termination; and (b) if the Company effects, implements and/or benefits from any development, strategy, business model, partnership, strategic relationship, etc., within twenty-four (24) months following the date of termination, with any person, entity or item that prior to such termination (i) PAI identified to the Company as a potential participant in the development of the Company's business, (ii) contacted or was contacted directly or indirectly by the Company or PAI via PAI's contacts with respect to PAI adhering to performance obligations, (iii) conducted R&D, or, (iv) any strategy, plan, method or business model, then PAI shall be entitled to a royalty and/or other type of compensation as if this Agreement were in full force and affect, regardless of whether PAI is involved in initiating or consummating the opportunity.

9. <u>COMPENSATION AND PAYMENT OF EXPENSES</u>.

In consideration for the Services provided to the Company, the Company hereby agrees to pay the PAI the compensation as described in this Section 9:

(i) Retainer Compensation: Upon the signing of this Agreement, the Company shall remit to PAI an amount equal to:

a. Three Hundred Fifty Thousand ($350,000) United States Dollars, and;
b. Three an one half (3.5%) percent of the Company's common stock

(ii) Equity Compensation: PAI shall be entitled to received compensation in the form of equity in an amount equal to seven and one half (7.5%) percent of the Company's common stock once the Company is ready to begin its pre-TGE funding;

(iii) Future Token Compensation: PAI shall be entitled to receive compensation in the form of the Company's "Tokens" equal to seven and one half (7.5%) percent of any future issuance of the Company's future Tokens;

(iv) Additional Compensation: At Company's sole and absolute discretion, Company may pay to PAI a performance bonus from time to time throughout the term of this Agreement in cash, equity and/or future tokens;

(v) Expenses: The Company hereby agrees that all compensation paid under this Agreement, are exclusive of any reasonable out of pocket costs and expenses that may be incurred by PAI pursuant to providing the Services. PAI agrees to receive prior written consent from the Company for all reimbursable expenses. The Company will reimburse any reasonable costs and expenses incurred by PAI in relation to the performance of its Services within fifteen (15) days of being invoiced by PAI for such costs and expenses.

10. INVOICING AND PAYMENT TERMS.

PAI shall submit to Company all invoices at the time compensation is due. Company agrees to pay all compensation to PAI within three (3) business days after receipt of each invoice. PAI shall have the right to compensate third parties, via PAI's Agreement, in exchange for such third-parties providing services to the Company, by compensating such third-parties whereby the PAI's invoice shall be accompanied by a "Demand Notice of Payment and Disbursement Direction Letter" to which the Company shall comply. All payments shall be made in accordance with the funding directions detailed within Addendum B.

11. CONFIDENTIALITY.

PAI acknowledges that it may have access to confidential information regarding the Company and its business. PAI agrees that it will not, during or subsequent to the term of this Agreement, divulge, furnish or make accessible to any person (other than with the written permission of the Company) any knowledge or information or plans of the Company with respect to the Company or its business, including, but not by way of limitation, the products of the Company, whether in the concept or development stage, or being marketed by the Company on the effective date of this Agreement or during the term hereof.

12. DISCLOSURE OF INFORMATION.

The Company will furnish PAI with such information concerning the Company and its industry as PAI reasonably requests in connection with this Agreement. The Company warrants and represents that such information will not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which such statements are made. The Company further warrants and represents that any marketing material, financial forecasts and projections, information or implied intention that it makes or provides to PAI will be prepared in good faith and will be based upon assumptions that reflect the best judgments of the management of the Company as to the matters covered thereby and, in light of the circumstances under which they are made, are reasonable. In addition, the Company will keep PAI advised of all material developments affecting the Company. The Company recognizes and agrees that PAI (a) will rely solely on such information and other information available from generally recognized public sources in performing the services contemplated hereunder; and (b) will not undertake independent verification of, and does not assume responsibility for the accuracy or completeness of, such information.

The Company acknowledges that all opinions and unofficial advice (written or oral) given by PAI to the Company in connection with PAI's Agreement will be treated by the Company as confidential, are intended solely for the use of the Board of Directors and senior management of the Company in considering the various developmental stages and aspects of the Company too which they relate; and are not for the use of, and cannot be relied upon, by any other person or be used or relied upon for any other purpose. The Company shall not make any public references to PAI without the prior written consent of PAI in each instance. Without prior consultation with PAI, the Company shall not make any disclosure of such developments otherwise when required by law or by order of a court of competent jurisdiction, or make any announcement or filing, otherwise when so legally required, in which PAI's name appears.

If PAI is requested or required (by oral questions, interrogatories, requests for information or document subpoenas, civil investigative demands, or similar process) to disclose any confidential information supplied to it by the Company, or the existence of other negotiations in the course of its dealings with the Company or its representatives, PAI shall, unless prohibited by law, promptly notify the Company of such request(s) so that the Company may seek an appropriate protective order. Company hereby gives PAI permission to reference, whether in a presentation or public notice, any work that PAI performs for the Company as long as it is already in the public domain.

13. COVENANT NOT TO COMPETE.

During the term of this Agreement, PAI warrants, represents and agrees that it will not compete directly with the Company in the Company's primary business.

14. INDEMNIFICATION.

Company agrees to indemnify and hold harmless PAI and its respective agents, contractors, subcontractors and employees, against any losses, claims, damages or liabilities, joint or several, to which either party, or any such other person, may become subject, insofar as such losses, claims, damages or liabilities (or actions, suits or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, any preliminary prospectus, the prospectus, or any amendment or supplement thereto; or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; and will reimburse PAI, or any such other person, for any legal or other expenses reasonably incurred by PAI, or any such other person, in connection with investigation or defending any such loss, claim, damage, liability, or action, suit or proceeding.

15. REPRESENTATIONS AND WARRANTIES OF THE PARTIES.

The parties hereto hereby represents and warrants to the other party that:

(i) Each party hereby represents and warrants to the other party hereto that the execution, delivery and performance hereof by it are within its corporate powers, and have been duly authorized by all necessary corporate or other action and that this Agreement constitutes its legal, valid and binding obligation.

(ii) Company recognizes that PAI is not in the business of stock brokerage, investment advice, underwriting, banking, is not an insurance company, nor does it offer services to the Company which require registration under either the Securities Act of 1933.

(iii) **No Impairment**. The parties will not, by amendment of its Articles of Incorporation or By-Laws or other organizational document(s), or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, willfully avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of each party under this Agreement against impairment.

(iv) **No Governmental Prohibition**. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

16. NOTICES.

All notices and other communications provided for hereunder shall be in writing and shall be delivered by United States mail, hand delivery or by Private Courier to the other in compliance with the terms herein:

If to the Company:
SUNSTOCK, INC.
Attn: Jason Chang
111 Vista Creek Circle
Sacramento, CA 95835
(916) 860-9622

If to PAI:
Digital Arts Media Network, Inc.
3265 Johnson Avenue
Suite 213
Riverdale, NY 10463
(866) 298-7691

All notices requests, and other communications shall be deemed delivered and received only upon actual receipt by the addressee).

17. MISCELLANEOUS PROVISIONS.

(a) **Entire Agreement.** This Agreement and any instruments and agreements to be executed pursuant to this Agreement, sets forth the entire agreement and understanding of the Parties with respect to its subject matter of this Agreement and supersedes, merges and replaces all prior and contemporaneous understandings, agreements, discussions and negotiations, oral or written, regarding the same subject matter which shall remain in full force and effect and may not be altered or modified, except in writing and signed by the party to be charged thereby, and supersedes any and all previous agreements between the parties relating to the subject matter thereof.

(b) **Assignment and Successors**. This Agreement may not be assigned by either party hereto without the written consent of the other party. This Agreement shall inure to the benefit of, and be binding upon, the permitted successors and assigns of the parties hereto.

(c) **Headings**. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

(d) **Gender and Number**. In all references herein to any parties, persons, entities or corporations the use of any particular gender or the plural or singular number is intended to include the appropriate gender or number as the text of the within instrument may require.

(e) **Law Governing this Agreement**. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state and county of New York. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon *forum non conveniens*. **The parties executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury.** The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other transaction document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

(f) **Remedies**. The Contractor acknowledges that a breach by the Contractor of their obligations hereunder will cause irreparable harm to the Company, by vitiating the intent and purpose of this Agreement contemplated hereby. Accordingly, the Contractor acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by the Contractor of the provisions of this Agreement, that the Company shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Agreement and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

(g) **Counsel.** The parties expressly acknowledge that each has been advised to seek separate counsel for advice in this matter and has been given a reasonable opportunity to do so.

(h) **Counterparts.** This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and in pleading or proving any provision of this Agreement, it shall not be necessary to produce more than one such counterpart. In the event that any signature is delivered by facsimile transmission, by email in "portable document format" ("**.pdf**"), electronic signature or other similar electronic means intended to preserve the original graphic and pictorial appearance of this Agreement, such signature shall have the same effect as physical delivery of the paper document bearing original signature and create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were an original thereof.

(i) **Further Assurances**. At any time or from time to time after the date hereof, the Parties agree to cooperate with each other and, at the request of any other Party, to execute and deliver any further instruments or documents and to take all such further action as the other Party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the Parties hereunder.

(j) **Failure or Indulgence Not Waiver**. No failure or delay on the part of the PAI in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

[REMAINDER INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement to be Effective as of the date first written above.

PAI:

DIGITAL ARTS MEDIA NETWORK, INC.,
a Colorado corporation,

By: ______________________________
Name: Ajene Watson
Title: Chief Executive Officer

COMPANY:

SUNSTOCK, INC.
Sunstock, INC.

By

By: ______________________________
Jason Chang
CEO

ADDENDUM A

Management of the Service(s):

PROGRAM: The Services will begin Monday, February 5, 2018, and run until approximately through December 1st, 2018

Program Type: **Expedited Capital Formation**

Teams: **Strategy & Management Team *(internal)*, Development Teams ((*internal & contracted)*, Professional Services *(contracted)*, Blockchain Development *(contracted)*, Social Media *(internal)*, Multiple Marketing teams *(contracted)*, Content Writers *(internal & contracted)***

Managed Expectations:

END TO END TGE MANAGEMENT (incudes (not limited to)):

- **BLOCKCHAIN PROCESS STRATEGY DESIGN**
- **BLOCKCHAIN APPLICATION DEVELOPMENT**
- **TOKEN DESIGN**
- **PRE-& POST TGE STRATEGIES**
- **WHITEPAPER ANALYSIS, DRAFTING & EDITING**
- **MARKETING**
- **SOCIAL MEDIA MANAGEMENT**
- **COMMUNICATIONS MANAGEMENT**
- **LANGUAGE TRANSLATIONS**

Program Cost: **TGE Development *(professional fees, third party service fees, etc.)* cost and Pre-TGE Raise cost will be paid by the Company directly to those persons engaged on the Company's behalf.**
****NOTE* in this instance, PAI is not responsible for paying or raising capital for this expense.***

Capital needed for the TGE Marketing cost will be raised by the PAI as part of the PRE-TGE Raise (Friends & Family).

****Time Computation** – (a) The general program shall run a total of seven (7) days per week, and, (b) the Company's access to all teams are limited to Monday through Friday, with some exception.*

****Additional Services** – This services agreement only covers the ECF program. Should additional services such as Angels+ be needed, this services agreement can be modified accordingly.*

ADDENDUM B

Wire Instructions

PLEASE DISBURSE CASH COMPENSATION TO:

To:	DIGITAL ARTS MEDIA NETWORK, INC.
Address:	3265 Johnson Avenue Suite 213 Bronx, NY 10463
Bank: Bank Address:	Bank of America 3508 Johnson Avenue Bronx, NY 10463 (718) 548-5284
Account Name: Account #: Fed Wire#:	DIGITAL ARTS MEDIA NETWORK, INC. 483051282407 026009593

Certificate/Token Issuances

PLEASE ISSUE ALL STOCK IN ACCORDANCE WITH THE *'DISBURSEMENT DIRECTION LETTER'*

Addendum B